Exhibit 10.7(b)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 2 TO THE EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

This Amendment No. 2 to the Exclusive License, Supply and Distribution Agreement (the “Amendment”) is entered into on December 31, 2020 (“Effective Date”) by and between Bioventus LLC, a Delaware limited liability company, with its principal place of business at 4721 Emperor Blvd. Suite 100, Durham NC 27703 (“BIOVENTUS”) and IBSA Institut Biochimique SA (Switzerland), a Swiss organization, with a registered office at Via al Ponte 13, 6900 Massagno – Switzerland (“IBSA”). BIOVENTUS and the IBSA each are referred to herein as a “Party” and collectively, as the “Parties”.

RECITALS

A.	BIOVENTUS and IBSA entered into an Exclusive License, Supply and Distribution Agreement on February 8, 2016 and an Amendment no. 1 on December 31, 2018 (“Agreement”); and

B.	BIOVENTUS desires to purchase and re-sell and IBSA desires to sell the PRODUCT, as such term is defined in the Agreement, in accordance with the terms and subject to the conditions of this Amendment.

BIOVENTUS and IBSA hereby enter into this Amendment and the Parties agree as follows.

1.	Definitions. Except as otherwise defined in this Amendment, all capitalized terms shall have the meaning ascribed to them in the Agreement.

2.	Art. 1.13 -. The definition of “NET SELLING PRICE” is deleted in its entirety and replaced with the following:

“NET SELLING PRICE” shall mean the gross amount invoiced by BIOVENTUS (or by its AUTHORIZED DISTRIBUTOR, in cases where the AUTHORIZED DISTRIBUTOR is selling the PRODUCT) for sales of PRODUCT under this Agreement, minus any and all deductions actually taken by BIOVENTUS or the AUTHORIZED DISTRIBUTOR with respect to such sales in accordance with GAAP, including, but not limited to, deductions for:

(i) trade, quantity, prompt pay and cash discounts, coupons, rebates and other price reductions for the PRODUCT;

(ii) credits and allowances for rejection or return of PRODUCT previously sold, bad debts, price protection and shelf stock adjustments; reprocurement charges and other similar charges and administrative, data and inventory management fees; and

(iii) rebates and chargebacks, including, but not limited to, any payments required by law to be made under Medicaid, Medicare or other government medical assistance programs.

It is understood that the deductions may not exceed [***] percent ([***]%) of the gross amount.

Notwithstanding anything to the contrary, the transfer of a PRODUCT shall not be considered a sale of a PRODUCT under this Agreement to the extent such transfer (i) is in connection with the research, development or testing of a PRODUCT or (ii) is for sample purposes.

3.	Effective Date. The amended definition of NET SELLING PRICE shall apply to any AGGREGATE QUARTERLY SALES calculated after the Effective Date.

4.	Construction. Except as expressly modified by this Amendment, the terms of the Agreement shall remain in full force and effect.

5.

Entire Agreement. This Amendment, Amendment no 1 and the Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof, superseding any other previous proposals, representations or statements, oral or written. Any previous agreements, other than the Agreement and Amendment no. 1, between the Parties pertaining to the subject matter of this Amendment are hereby expressly canceled and terminated. Except as explicitly provided in this Amendment, any modification of this Amendment or the Agreement must be in writing and signed by authorized representatives of both Parties.

[Signatures on following page]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, by their duly authorized representatives, as of the Effective Date.

BIOVENTUS LLC		IBSA INSTITUT BIOCHIMIQUE SA

(United States of America)		(Switzerland)

By:	/s/ Ken Reali	By:	/s/ Arturo Licenziati
Name:	Ken Reali	Name:	Arturo Licenziati
Title:	CEO	Title:	CEO

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